Exhibit 99.1

Regal Entertainment Group Reports Results for Fiscal

Third Quarter 2011 and Declares Quarterly Dividend

Knoxville, Tennessee — October 27, 2011 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal third quarter 2011 results.

Total revenues for the third quarter ended September 29, 2011were $743.6 million compared to total revenues of $696.4 million for the third quarter ended September 30, 2010.  Net income attributable to controlling interest in the third quarter of 2011 was $25.0 million compared to $42.6 million in the third quarter of 2010, which included a $31.4 million after-tax gain on the sale of National CineMedia common stock. Diluted earnings per share was $0.16 for the third quarter of 2011 compared to $0.28 for the third quarter of 2010.  Adjusted diluted earnings per share(1) was $0.19 for the third quarter of 2011 compared to $0.07 for the third quarter of 2010.  Adjusted EBITDA(3) was $146.3 million for the third quarter of 2011 compared to $116.5 million for the third quarter of 2010. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.21 per Class A and Class B common share, payable on December 16, 2011, to stockholders of record on December 7, 2011.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“We are pleased that industry attendance growth combined with our continued focus on cost control allowed us to achieve significant growth in both Adjusted EBITDA and Adjusted EBITDA margin for the second consecutive quarter,” stated Amy Miles, CEO of Regal Entertainment Group.  “We are encouraged by the record summer box office and remain optimistic regarding the upcoming holiday film slate,” Miles continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss third quarter 2011 results on October 27, 2011 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #360939.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the United States. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,605 screens in 528 locations in 37 states and the District of Columbia. Regal operates theatres in 43 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contacts:	Media Contact:
David Ownby	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Chief Financial Officer	Senior Vice President - Marketing
865-925-9685	865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Three Quarters Ended 9/29/11 and 9/30/10

(in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 29, 2011	Sept. 30, 2010	Sept. 29, 2011	Sept. 30, 2010
Revenues
Admissions	$514.9	$486.1	$1,428.6	$1,498.1
Concessions	197.2	183.0	548.7	560.6
Other operating revenues	31.5	27.3	90.5	88.2
Total revenues	743.6	696.4	2,067.8	2,146.9

Operating expenses
Film rental and advertising costs	273.5	254.7	742.8	791.2
Cost of concessions	26.9	25.9	74.7	79.4
Rent expense	95.5	96.7	286.0	285.7
Other operating expenses	195.7	196.7	561.0	595.2
General and administrative expenses (including share-based compensation of $2.2 and $1.9 for the quarters ended September 29, 2011 and September 30, 2010, respectively, and $6.3 and $5.5 for the three quarters ended September 29, 2011 and September 30, 2010, respectively)	16.9	16.5	49.7	49.6
Depreciation and amortization	48.0	51.9	149.8	162.5
Net (gain) loss on disposal and impairment of operating assets and other	6.0	(4.1)	16.1	11.6
Income from operations	81.1	58.1	187.7	171.7

Interest expense, net	37.2	38.3	113.8	110.0
Earnings recognized from NCM	(9.0)	(8.7)	(26.2)	(28.7)
Gain on sale of NCM, Inc. common stock	––	(52.0)	––	(52.0)
Loss on extinguishment of debt	––	4.0	21.9	22.4
Other, net	13.3	8.5	17.5	15.5
Income before income taxes	39.6	68.0	60.7	104.5
Provision for income taxes	14.6	25.4	24.6	40.8
Net income	25.0	42.6	36.1	63.7
Noncontrolling interest, net of tax	––	––	0.1	0.2
Net income attributable to controlling interest	$25.0	$42.6	$36.2	$63.9

Diluted earnings per share	$0.16	$0.28	$0.23	$0.41
Adjusted diluted earnings per share(1)	$0.19	$0.07	$0.39	$0.35
Weighted average number of diluted shares outstanding(2)	154.5	154.3	154.5	154.5

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of Sept. 29, 2011	As of Dec. 30, 2010

Cash and cash equivalents	$179.1	$205.3
Total assets	2,262.0	2,492.6
Total debt	2,020.8	2,073.0
Total stockholders’ deficit of Regal Entertainment Group	(554.2)	(490.3)

Operating Data

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 29, 2011	Sept. 30, 2010	Sept. 29, 2011	Sept. 30, 2010

Theatres at period end	528	542	528	542
Screens at period end	6,605	6,723	6,605	6,723
Average screens per theatre	12.5	12.4	12.5	12.4
Attendance (in thousands)	58,656	56,379	164,264	172,759
Average ticket price	$8.78	$8.62	$8.70	$8.67
Average concessions per patron	$3.36	$3.25	$3.34	$3.24

Reconciliation of EBITDA to Net Cash Provided by (Used in) Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 29, 2011	Sept. 30, 2010	Sept. 29, 2011	Sept. 30, 2010

EBITDA	$124.8	$158.2	$324.4	$377.2
Interest expense, net	(37.2)	(38.3)	(113.8)	(110.0)
Provision for income taxes	(14.6)	(25.4)	(24.6)	(40.8)
Deferred income taxes	16.2	(18.9)	26.7	(31.3)
Changes in operating assets and liabilities	(76.6)	(50.4)	(64.1)	(97.9)
Gain on sale of NCM, Inc. common stock	––	(52.0)	––	(52.0)
Loss on extinguishment of debt	––	4.0	21.9	22.4
Other items, net	25.0	10.7	49.7	46.9
Net cash provided by (used in) operating activities	$37.6	$(12.1)	$220.2	$114.5

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 29, 2011	Sept. 30, 2010	Sept. 29, 2011	Sept. 30, 2010

EBITDA	$124.8	$158.2	$324.4	$377.2
Net (gain) loss on disposal and impairment of operating assets and other	6.0	(4.1)	16.1	11.6
Share-based compensation expense	2.2	1.9	6.3	5.5
Gain on sale of NCM, Inc. common stock	––	(52.0)	––	(52.0)
Loss on extinguishment of debt	––	4.0	21.9	22.4
Noncontrolling interest, net of tax and other, net	13.3	8.5	17.4	15.3
Adjusted EBITDA(3)	$146.3	$116.5	$386.1	$380.0

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 29, 2011	Sept. 30, 2010	Sept. 29, 2011	Sept. 30, 2010

Net cash provided by (used in) operating activities	$37.6	$(12.1)	$220.2	$114.5
Capital expenditures	(17.3)	(15.6)	(57.4)	(69.8)
Proceeds from asset sales	0.1	11.9	13.0	32.3
Free cash flow(3)	$20.4	$(15.8)	$175.8	$77.0

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 29, 2011	Sept. 30, 2010	Sept. 29, 2011	Sept. 30, 2010

Net income attributable to controlling interest	$25.0	$42.6	$36.2	$63.9
Loss on extinguishment of debt, net of related tax effects	––	2.5	13.6	14.0
Net (gain) loss on disposal and impairment of operating assets and other, net of related tax effects	3.7	(2.5)	9.8	7.0
Gain on sale of NCM, Inc. common stock, net of related tax effects	––	(31.4)	––	(31.4)
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects and net (gain) loss on disposal, impairment of operating assets and other, net of related tax effects and gain on sale of NCM, Inc. common stock, net of related tax effects	$28.7	$11.2	$59.6	$53.5

Weighted average number of diluted shares outstanding(2)	154.5	154.3	154.5	154.5
Adjusted diluted earnings per share(1)	$0.19	$0.07	$0.39	$0.35
Diluted earnings per share	$0.16	$0.28	$0.23	$0.41

(1)      We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, net (gain) loss on disposal and impairment of operating assets and other, net of related tax effects, and gain on sale of NCM, Inc. common stock, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and three quarters ended September 29, 2011 and September 30. 2010.

(3)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net (gain) loss on disposal and impairment of operating assets and other, share-based compensation expense, gain on sale of NCM, Inc. common stock, loss on extinguishment of debt and noncontrolling interest, net of tax and other, net) was approximately $146.3 million for the quarter ended September 29, 2011.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.